UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2008

MANDALAY MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	00-10039	22-2267658
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2121 Avenue of the Stars, Suite 2550
Los Angeles, CA 90067
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (310) 601-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 8, 2008, Mandalay Media, Inc., a Delaware corporation (the “Buyer”), entered into a Stock Purchase Agreement (the “Agreement”) with Jonathan Cresswell (“Cresswell”), Nathaniel MacLeitch (“MacLeitch,” or, the “Sellers’ Representative,” and together with Cresswell, the “Founding Sellers”), and certain shareholders of AMV Holding Limited, a United Kingdom private limited company (“AMV”) signatories thereto (the “Non-Founding Sellers”), pursuant to which Buyer will acquire 100% of the issued and outstanding share capital of AMV (the “AMV Shares”) and 80% of the issued and outstanding share capital (the “Fierce Shares,” and together with the AMV Shares, the “Shares”) of Fierce Media Limited, a United Kingdom private limited company (“Fierce,” and together with AMV, the “Acquired Companies”) (the “Acquisition”). The Founding Sellers and the Non-Founding Sellers, together with the holders of options to purchase shares of capital stock of AMV (the “Option Holder Sellers”) who have exercised such options prior to closing and delivered their shares of capital stock of AMV to Buyer at closing, as provided in the Agreement, are referred to herein as the “Sellers.”

In consideration for the Shares, and subject to adjustment as set forth in the Agreement, the aggregate purchase price (the “Purchase Price”) will consist of: (a) $5,375,000 in cash (the “Cash Consideration”); (b) 4,500,000 fully paid and non-assessable shares of common stock of Buyer, par value $0.0001 per share (“Buyer Common Stock”); (c) a secured promissory note in the aggregate original principal amount of $5,375,000 (the “Note”); and (d) additional earn-out amounts, if any, if the Acquired Companies achieve certain targeted earnings for each of the periods from October 1, 2008 to March 31, 2009, April 1, 2009 to March 31, 2010, and April 1, 2010 to September 30, 2010, as determined in accordance with the Agreement. The Purchase Price is subject to certain adjustments based on the working capital of AMV, to be determined initially within 75 days of the closing, and subsequently within 60 days following June 30, 2009. Any such adjustment of the Purchase Price will be made first by means of an adjustment to the principal sum due under the Note, as set forth in the Agreement

Prior to closing, the Founding Sellers will ensure that each outstanding option to purchase shares of capital stock of AMV (an “AMV Option”) will either be exercised in full or terminated on or prior to closing. Of the Cash Consideration payable to the Sellers, an amount equal to the exercise price of the AMV Options being exercised will be paid to AMV for consideration of such Option Holder Seller’s exercise of such AMV Options, and will be deducted from the amount of Cash Consideration otherwise payable to such Option Holder Seller. Additionally, of the Cash Consideration, an amount equal to the maximum taxation liability that would be incurred with respect to the payment of the Purchase Price to any Option Holder Sellers under applicable tax laws (the “Tax Withholding”), will be delivered to AMV to be held in a separate account. The amount of the Tax Withholding will be deducted from the amount of the Cash Consideration otherwise payable to the applicable Option Holder Seller, and treated as if having been paid to the person to whom such amounts would otherwise have been paid. Such amounts are to be held by AMV and subsequently delivered by AMV to the applicable taxing authority or Seller, as applicable, in accordance with the terms and conditions of the Agreement.

It is currently contemplated that the Note to be issued at closing will mature on January 30, 2010, and bear interest at an initial rate of 5% per annum, subject to adjustment as provided therein. In the event Buyer completes an equity financing that results in gross proceeds of over $6,000,000, then Buyer will prepay a portion of the Note in an amount equal to one-third of the excess of the gross proceeds of such financing over $6,000,000, but in no event shall such prepayment exceed the principal sum plus accrued interest then outstanding under the Note. In addition, if within nine months of the issuance date of the Note, Buyer completes a financing that results in gross proceeds of over $15,000,000, then Buyer shall prepay to the holder the entire principal amount then outstanding under the Note, plus accrued interest. If within nine months of the issuance date of the Note, the aggregate principal sum then outstanding under the Note plus accrued interest thereon has not been prepaid, then on and after such date interest shall accrue on the unpaid principal balance of the Note at a rate of 7% per annum.

At closing, each of the Sellers will agree to not dispose of or transfer any of the shares of Buyer Common Stock they own for a period of one year following the closing.

Representations and Warranties

The Agreement contains representations and warranties of the Sellers relating to the Acquired Companies, with respect to, among other things: (a) proper company organization and similar matters; (b) capital structure of the Acquired Companies; (c) the subsidiaries of the Acquired Companies; (d) no conflicts and required filings and consents; (e) compliance with laws; (f) financial statements; (g) absence of undisclosed liabilities; (h) absence of certain changes; (i) litigation; (j) employee benefits and compensation; (k) labor matters; (l) inventory; (m) real property; (n) accounts receivable; (o) condition of tangible assets; (p) suppliers and customers; (q) taxes; (r) environmental matters; (s) brokers; (t) intellectual property; (u) contracts; (v) insurance; (w) authorizations; (x) books and records; (y) product warranty; (z) bank accounts; (aa) title to personal properties; (bb) powers of attorney; and (cc) a potential closing down of Fierce. The Sellers have additionally represented and warranted, among other things, as to their authority to enter into the Agreement and to complete the Acquisition, their ability to satisfy the requirements of Regulation S under the Securities Act of 1933, as amended, in order to receive securities under the Agreement, their ownership of the Shares and the absence of encumbrances on the Shares.

The Agreement also contains representations and warranties of Buyer relating to, among other things: (a) proper corporate organization and similar corporate matters; (b) the authorization, performance and enforceability of the Agreement; (c) no conflicts and required filings and consents; (d) Securities and Exchange Commission filings and financial statements; (e) litigation; (f) brokers; (g) indebtedness; and (h) purchase for investment.

Covenants

Buyer and Sellers have each agreed to take such actions as are necessary, proper or advisable to consummate the Acquisition. Founding Sellers have also agreed to cause the Acquired Companies and their subsidiaries to continue to operate their respective businesses in the ordinary course prior to the closing and not take certain specified actions without the prior written consent of Buyer.

The Agreement also contains additional covenants of the parties, including covenants providing for, among other things: (a) the parties to use commercially reasonable efforts to obtain all necessary approvals from governmental agencies and other third parties that are required for the consummation of the Acquisition; (b) the protection of confidential information of the parties and, subject to confidentiality requirements, the provision of reasonable access to information; (c) the release of all liens and similar encumbrances upon the properties and assets of the Acquired Companies or their subsidiaries, except with respect to the charge existing in favor of HSBC; (d) no solicitation by Founding Sellers or their affiliates of any other merger, sale of assets or similar transaction; (e) delivery by Sellers to Buyer within 60 days following closing of the audited consolidated financial statements for the nine month period ending on September 30, 2008; (f) repayment by the directors of the Acquired Companies to AMV of any amounts owed by such directors to AMV in connection with any overdrawn accounts, prior to closing; (g) tax matters; (h) Buyer may obtain key man life insurance on the lives of Messrs. MacLeitch and Cresswell; (i) Founding Sellers to designate one representative, reasonably acceptable to Buyer, to serve as an observer on Buyer’s board of directors in a nonvoting capacity, which right shall be of no force or effect at such time as the Founding Sellers own less than 50% of the Buyer Common Stock issued at closing; (j) in the event Sellers provide customary evidence of their compliance with Rule 144, Buyer will provide the appropriate instructions to its transfer agent to permit such a sale of Buyer Common Stock pursuant to Rule 144; (k) Founding Sellers, prior to closing, shall ensure that each AMV Option will be either be exercised in full or terminated; and (l) prior to closing, Founding Sellers and Non-Founding Sellers shall ensure that the drag-along provisions of Article 6 of AMV’s Articles of Association have been initiated and that all shares of capital stock of AMV, including shares issued upon exercise of the AMV Options, shall be delivered to Buyer (the “Drag Along”).

Conditions to Closing

The obligations of Buyer and Sellers to consummate the Acquisition are subject to certain closing conditions, including the following: (a) the receipt of all applicable filing and licensing requirements, regulatory approvals, consents, orders and authorizations required in order to permit the completion of the Acquisition; (b) the delivery by each party to the other party of a certificate to the effect that the representations and warranties of each party are true and correct in all respects as of the closing and all covenants contained in the Agreement have been complied with by each party; (e) the receipt of all necessary consents and approvals by third parties; (f) the absence of any action, suit or proceeding challenging or preventing the Acquisition; (g) delivery of legal opinions and other closing documents; and (h) delivery of an executed security agreement in favor of Sellers securing Buyer’s obligation to pay the Note.

The obligations of Buyer to consummate the transactions contemplated by the Agreement also are conditioned upon each of the following, among other things: (a) certain persons shall have resigned as directors of AMV and its subsidiaries, and three of Buyer’s nominees shall have been appointed as directors of AMV and its subsidiaries; (b) any amounts owed by any directors of the Acquired Companies to AMV or any of its subsidiaries shall have been repaid; (c) Messrs. MacLeitch and Cresswell shall have entered into employment agreements with AMV; (d) Buyer shall have completed a financing sufficient to enable it to consummate the Acquisition (the “Financing”); (e) Founding Sellers shall have delivered to Buyer a certificate setting forth the estimated working capital of the Acquired Companies; (f) Founding Sellers shall have delivered to Buyer audited financial statements for the fiscal years ended December 31, 2006 and December 31, 2007; (g) each of the Sellers shall have entered into lock-up agreements with Buyer; (h) no material adverse change shall have occurred with respect to the Acquired Companies; (i) Buyer shall have received copies of the executed non-competition agreements from certain individuals; (j) Buyer shall have received an executed Regulation S certificate from each Seller; (k) Founding Sellers shall have taken all necessary action to ensure that AMV is the registered and beneficial owner of 100% of the share capital of SkyNet Interactive Limited; (l) Founding Sellers shall have obtained and delivered to Buyer certified copies of the power of attorney, executed by the Sellers listed on the signature page to the Agreement; (m) all AMV Options shall have been properly exercised or terminated and the AMV EMI Share Option Plan shall have been terminated; (n) the Drag Along shall have been properly completed and all shares of capital stock of AMV shall have been properly delivered to Buyer.

Termination

The Agreement may be terminated at any time prior to the closing, as follows: (a) by mutual written consent of Buyer and Sellers; (b) by either Buyer or Sellers if the closing does not occur on or prior to October 31, 2008; (c) by either Buyer or Sellers if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Acquisition, which order, decree, ruling or other action is final and nonappealable; or (d) subject to a 15-day cure period, by either Buyer or Sellers if any condition to the obligations of such party pursuant to the Agreement becomes incapable of fulfillment other than as a result of a breach by such party of any covenant or agreement contained the Agreement and such condition is not waived, or if the other party has breached any of its covenants or representations and warranties in any material respect.

In the event the Agreement is terminated because the closing does not occur on or prior to October 31, 2008, (a) by reason of the failure of the Sellers to satisfy any of Buyer’s closing conditions set forth in the Agreement, and Buyer is ready, willing and able to satisfy Sellers’ conditions to closing set forth in the Agreement, then AMV shall pay to Buyer up to an aggregate of $75,000 for all of Buyer’s out-of-pocket costs and expenses associated with the Acquisition; or (b) by reason of the failure of Buyer to obtain or consummate the Financing or to satisfy any of Sellers’ conditions to closing set forth in the Agreement, and Sellers are ready, willing and able to satisfy Buyer’s conditions to closing set forth in the Agreement, then Buyer shall pay to the Sellers’ Representative, for the benefit of Sellers, up to an aggregate of $75,000 for all of Sellers’ out-of-pocket costs and expenses associated with the Acquisition.

Indemnification

The representations, warranties, covenants and agreements in the Agreement will survive the closing until June 30, 2010, with certain exceptions.

Sellers are obligated to indemnify the Buyer against losses arising from: (a) the failure of any representation and warranty made by Sellers in the Agreement, or any document furnished or to be furnished to Buyer in connection with the Agreement, to be true and correct in all respects as of the date of the Agreement’s execution and as of the closing; (b) any breach of any covenant or agreement of Seller contained in the Agreement or any document furnished or to be furnished to Buyer in connection with the Agreement; (c) any fees, expenses or other payments incurred or owed by Sellers, the Acquired Companies or any of their subsidiaries to any agent, broker, investment banker or other such person or firm; and (d) fraud of the Sellers in connection with the Agreement or any document delivered pursuant to the Agreement.

With certain exceptions, claims for indemnification may be asserted by Buyer once the damages exceed £100,000, and are indemnifiable back to the first dollar. The aggregate liability for losses shall not exceed the Purchase Price. Notwithstanding the foregoing, the limitations set forth above shall not apply to any claims arising from the breach of certain representations, warranties and covenants as set forth in the Agreement and in the case of claims arising from fraud. Additionally, in seeking any recovery for losses on the part of Sellers, Buyer’s recourse against the Non-Founding Sellers and Option Holder Sellers may only be with respect to any breach or failure of a representation or warranty set forth in Article III of the Agreement, and then only, pro rata in accordance with such Non-Founding Seller’s or Option Holder Seller’s ownership interest, and for losses in the aggregate amount of up to $2,451,000, which losses shall be satisfied by means of a set-off against the Note or their pro rata entitlement to any earn-out payment; provided, that, Buyer is not precluded from seeking indemnification from the Founding Sellers to the extent that indemnification from the Non-Founding Sellers or Option Holder Sellers does not satisfy losses arising from such a breach or failure on the part of the Non-Founding Sellers or Option Holder Sellers.

Buyer is obligated to indemnify the Sellers against losses arising from: (a) the failure of any representation and warranty made by Buyer in the Agreement or any document furnished or to be furnished to Sellers in connection with the Agreement, to be true and correct in all respects as of the date of the Agreement’s execution and as of the closing; and (b) any breach of any covenant or agreement of Buyer contained in the Agreement or any other document furnished or to be furnished to Sellers in connection with the Agreement.

Employment Agreements

In connection with the closing, each of Messrs. MacLeitch and Cresswell will enter into full-time employment agreements with AMV. Under the terms of their employment agreements, they will serve as joint managing directors of AMV. Both employment agreements will contain certain restrictive covenants including covenants that prohibit them from disclosing information and property that is confidential to AMV, an agreement not to compete with AMV, and an agreement that ownership of inventions, ideas, copyrights, patents and other intellectual property, which may be used in the business of AMV, whether in existence at the time of employment or coming into existence in the future, are the sole property of AMV.

The foregoing is not a complete summary of the terms of the Agreement and reference is made to the complete text of the Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Exhibit

10.1	Stock Purchase Agreement, by and among Mandalay Media, Inc., Jonathan Cresswell, Nathaniel MacLeitch and the shareholders of AMV Holding Limited signatories thereto, dated as of October 8, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANDALAY MEDIA, INC.

Dated : October 15, 2008	By:	/s/ James Lefkowitz
James Lefkowitz
President